Archer Daniels Midland Company 4666 Faries Parkway Decatur, IL 62526

ADM Reports Third Quarter 2012 Earnings of $399 Million or $0.60 per Share
Adjusted EPS of $0.78, down 12 percent from strong year-ago quarter
Segment operating profit declined on weak ethanol and European oilseeds markets
Dividends and share repurchases of $171 million during the quarter

DECATUR, Ill., May 1, 2012 – Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended March 31, 2012. The company reported net earnings for the quarter of $399 million, or $0.60 per share, down 31 percent and 30 percent respectively from the same period one year earlier. Adjusted earnings per share1—which excludes the impact of LIFO, restructuring costs and other adjustments—was $0.78 per share, 12 percent lower than the prior-year quarter. Segment operating profit1 was $887 million, down 12 percent from the year-ago quarter.

“This quarter, we delivered very good results despite difficult margin environments, particularly in ethanol and European oilseeds,” said ADM Chairman and CEO Patricia Woertz. “The strong third quarter last year set a high bar, and this quarter represents a solid performance by the team.”

“Looking ahead, planting is underway in North America, and we’re encouraged by the projected corn and soybean acreage,” added Woertz. “Meanwhile, we continue to leverage our global origination, processing and transportation network to deliver products to our customers and returns to our shareholders.”

Third Quarter 2012 Highlights

•	Adjusted EPS of $0.78 excludes a LIFO charge of $0.10 and restructuring charges of $0.08.
•
Oilseeds Processing profit declined $117 million primarily due to the absence of significant, favorable timing effects which benefited year-ago results. Improved results in North and South America significantly offset weakness in Europe.

•	Corn Processing results decreased $74 million as improved sweetener results were offset by poor ethanol margins.
•	Agricultural Services profit rose $8 million, as lower North American grain exports were offset by improved international merchandising margins and volumes.
•	Other businesses’ results were steady when excluding positive timing effects.
•	Corporate costs include $74 million of pre-tax restructuring charges, or $0.07 per share, largely related to the global workforce reduction program.
•	ADM returned $171 million to shareholders in the quarter, including buying back nearly
2 million shares.

1 Non-GAAP financial measures, see pages 5 and 10 for explanations and reconciliations

Adjusted EPS of 78 Cents, down 11 Cents

Adjusted EPS decreased primarily due to lower segment operating profit, partially offset by lower corporate expenses.

The effective tax rate for the quarter was 29 percent, resulting in a cumulative rate of 30 percent.

Oilseeds Earnings Comparable Absent Timing Effects

Oilseeds operating profit in the third quarter was $395 million, down $117 million from the same period one year earlier. Excluding last year’s significant, positive mark-to-market timing effects, operating profit was comparable.

Crushing and origination operating profit was $271 million. Improved results in North and South America significantly offset continued weakness in Europe. Tight South American crop supplies led to increased soybean meal exports from North America. And, in South America, favorable positioning and increased farmer selling led to good grain origination results.

Refining, packaging, biodiesel and other generated a profit of $75 million for the quarter, down $14 million on weaker biodiesel results from North and South America.

Oilseeds results in Asia for the quarter were up $31 million over the prior year’s third quarter, principally reflecting ADM’s share of the results from its equity investee Wilmar International Limited.

Corn Processing Results Weaker on Poor Ethanol Margins

Corn processing operating profit was $130 million, a decrease of $74 million from the same period one year earlier.

Sweeteners and starches operating profit increased $47 million to $93 million. Export demand for sweeteners remained strong, and average selling prices rose as new sweetener contracts came into effect through the quarter.

Bioproducts results in the quarter decreased $121 million to $37 million. Ethanol margins remained weak through the quarter, amid excess industry production that lessened through the quarter. Results also reflect a $14 million charge related to the closure of ADM’s 30 million gallon per year ethanol dry mill at Walhalla, N.D.

Agricultural Services Results Stable, Reflecting Balanced Footprint

Agricultural Services operating profit was $179 million, up $8 million from the same period one year earlier.

Merchandising and handling earnings were essentially flat. ADM’s Black Sea and other international merchandising operations saw good volumes and margins, while North American grain export volumes were down due to low U.S. crop inventories. Earnings from transportation operations rose $7 million.

Other Results Steady, Excluding Timing Effects, with Other Processing Remaining Strong

In the third quarter, profit from ADM’s Other businesses was $183 million, up $64 million from the same period one year earlier. Excluding net timing effects, the results in Other were comparable to last year’s results.

In other processing, profits rose $105 million to $201 million. Cocoa results this quarter were impacted by $72 million in mark-to-market timing gains. The underlying performance in cocoa remained strong, driven by good cocoa press margins. Wheat milling results, including ADM’s share of Gruma S.A.B. de C.V., were essentially flat.

Other financial declined $41 million to a loss of $18 million due to loss reserves at ADM’s captive insurance subsidiary related to crop risk and property claims.

Current Landscape Assessment

Worldwide demand for crops and agricultural products continues to grow at a stable rate. Global supplies of corn and soybeans should tighten until the North American harvest. As the South American harvest is coming into the market, U.S. oilseed processing rates and soybean meal exports are returning to seasonal levels. Depressed U.S. ethanol margins have slowed industry production, improving alignment of supply and demand. U.S. corn wet milling demand remains strong, led by sweetener exports.

Conference Call Information

ADM will host a conference call and audio webcast at 8:30 a.m. Central Time on Tuesday, May 1, 2012, to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the call via the Internet or to download the slide presentation, go to www.adm.com/webcast. To listen by telephone, dial 888-522-5398 in the U.S. or 706-902-2121 if calling from outside the U.S.; the access code is 69225213. Replay of the call will be available from 9 a.m. Central Time on May 2 to May 8, 2012. To listen to the replay by telephone, dial 855-859-2056 or 404-537-3406; the access code is 69225213. To listen to the replay online, visit www.adm.com/webcast.

About ADM

For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve vital needs. Today, 30,000 ADM employees around the globe convert oilseeds, corn, wheat and cocoa into products for food, animal feed, industrial and energy uses. With more than 265 processing plants, 400 crop procurement facilities, and the world’s premier crop transportation network, ADM helps connect the harvest to the home in more than 160 countries. For more information about ADM and its products, visit www.adm.com.

Archer Daniels Midland Company

Media Relations Contact
David Weintraub
217-424-5413

Investor Relations Contact
Ruth Ann Wisener
217-451-8286

Financial Tables Follow

Segment Operating Profit and Corporate Results
A non-GAAP financial measure (unaudited)
	Quarter ended March 31			Nine months ended March 31
	2012	2011	Change	2012	2011	Change
	(in millions)
Oilseeds Processing Operating Profit
Crushing and origination	$271	$405	$(134)	$525	$781	$(256)
Refining, packaging, biodiesel and other	75	89	(14)	198	243	(45)
Asia	49	18	31	146	121	25
Total Oilseeds Processing	$395	$512	$(117)	$869	$1,145	$(276)

Corn Processing Operating Profit
Sweeteners and starches	$93	$46	$47	$194	$311	$(117)
Bioproducts	37	158	(121)	(18)	633	(651)
Total Corn Processing	$130	$204	$(74)	$176	$944	$(768)

Agricultural Services Operating Profit
Merchandising and handling	$156	$155	$1	$484	$634	$(150)
Transportation	23	16	7	97	95	2
Total Agricultural Services	$179	$171	$8	$581	$729	$(148)

Other Operating Profit
Processing	$201	$96	$105	$270	$282	$(12)
Financial	(18)	23	(41)	(1)	33	(34)
Total Other	$183	$119	$64	$269	$315	$(46)

Segment Operating Profit	$887	$1,006	$(119)	$1,895	$3,133	$(1,238)

Corporate Results
LIFO credit (charge)	$(107)	$(43)	$(64)	$(40)	$(420)	$380
Unallocated interest expense - net	(83)	(81)	(2)	(225)	(253)	28
Unallocated corporate costs	(138)	(93)	(45)	(293)	(232)	(61)
Gains on interest rate swaps	-	6	(6)	-	30	(30)
Other	9	(4)	13	12	(7)	19
Total Corporate	$(319)	$(215)	$(104)	$(546)	$(882)	$336

Earnings Before Income Taxes	$568	$791	$(223)	$1,349	$2,251	$(902)

Total segment operating profit is ADM’s consolidated income from operations before income tax that includes interest expense of each segment relating to financing operating working capital. Management believes that segment operating profit is a useful measure of ADM’s performance because it provides investors information about ADM’s business unit performance excluding certain corporate overhead costs and impacts of its capital structure. Total segment operating profit is a non-GAAP financial measure and is not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Total segment operating profit is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Nine months ended
	March 31		March 31
	2012	2011	2012	2011
	(in millions, except per share amounts)

Net sales and other operating income	$21,155	$20,077	$66,363	$57,806
Cost of products sold	20,147	18,917	63,508	54,604
Gross profit	1,008	1,160	2,855	3,202
Selling, general and administrative expenses	(402)	(395)	(1,232)	(1,188)
Equity in earnings of unconsolidated affiliates	115	71	366	334
Investment income	26	32	88	97
Interest expense	(116)	(121)	(325)	(353)
Asset impairment, exit and restructuring costs	(85)	-	(437)	-
Other income – net	22	44	34	159
Earnings before income taxes	568	791	1,349	2,251
Income taxes	(163)	(223)	(400)	(612)
Net earnings including noncontrolling interests	405	568	949	1,639
Less: Net earnings (losses) attributable to noncontrolling interests	6	(10)	10	(16)
Net earnings attributable to ADM	$399	$578	$939	$1,655

Diluted earnings per common share	$0.60	$0.86	$1.41	$2.55

Average number of shares outstanding	663	684	668	655

Other income - net consists of:
Net gain on marketable securities transactions	$8	$1	$24	$3
Gain on Golden Peanut revaluation	-	-	-	71
Gains on interest rate swaps	-	6	-	30
Debt buyback/exchange costs	-	-	(12)	-
Other – net	14	37	22	55
	$22	$44	$34	$159

Summary of Financial Condition
(unaudited)

	March 31, 2012	March 31, 2011
	(in millions)
NET INVESTMENT IN
Working capital	$16,208	$18,297
Property, plant, and equipment	9,800	9,315
Investments in and advances to affiliates	3,385	3,062
Long-term marketable securities	320	847
Other non-current assets	1,138	1,287
	$30,851	$32,808

FINANCED BY
Short-term debt	$1,987	$5,732
Long-term debt, including current maturities	8,343	8,526
Deferred liabilities	1,970	1,870
Shareholders’ equity	18,551	16,680
	$30,851	$32,808

Summary of Cash Flows
(unaudited)
	Nine Months Ended
	March 31
	2012	2011
	(in millions)
Operating Activities
Net earnings	$949	$1,639
Depreciation and amortization	628	665
Asset impairment charges	366	-
Other – net	(14)	(83)
Changes in operating assets and liabilities	329	(6,970)
Total Operating Activities	2,258	(4,749)
Investing Activities
Purchases of property, plant and equipment	(1,193)	(913)
Net assets of businesses acquired	(239)	(206)
Marketable securities – net	396	(504)
Cash held in a deconsolidated entity	(130)	-
Other investing activities	69	36
Total Investing Activities	(1,097)	(1,587)
Financing Activities
Long-term debt borrowings	95	1,563
Long-term debt payments	(224)	(306)
Net borrowings (payments) under lines of credit	36	5,259
Purchases of treasury stock	(483)	(94)
Cash dividends	(339)	(293)
Other	(43)	19
Total Financing Activities	(958)	6,148
Increase (decrease) in cash and cash equivalents	203	(188)
Cash and cash equivalents - beginning of period	615	1,046
Cash and cash equivalents - end of period	$818	$858

Segment Operating Analysis
(unaudited)

	Quarter Ended		Nine months Ended
	March 31		March 31
	2012	2011	2012	2011
	(‘000s of metric tons)
Processed volumes
Oilseeds Processing	8,159	7,683	23,368	22,592
Corn Processing	6,174	5,631	18,582	17,373
Wheat and cocoa	1,740	1,750	5,476	5,454
Total processing volumes	16,073	15,064	47,426	45,419

	Quarter Ended		Nine months Ended
	March 31		March 31
	2012	2011	2012	2011
	(In millions)
Net sales and other operating income
Oilseeds Processing	$7,044	$6,156	$22,883	$18,095
Corn Processing	2,835	2,463	9,286	7,067
Agricultural Services	9,825	9,876	29,525	27,967
Other	1,451	1,582	4,669	4,677
Total net sales and other
operating income	$21,155	$20,077	$66,363	$57,806

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)
	Quarter Ended		Nine months Ended
	March 31		March 31
	2012	2011	2012	2011

Reported Earnings Per Share (fully-diluted)	$0.60	$0.86	$1.41	$2.55
Adjustments:
LIFO charge/(credit) (a)	0.10	0.04	0.04	0.40
Asset impairment, exit and restructuring charges (b)	0.08	-	0.41	-
Debt buyback/exchange costs (c)	-	-	0.01	-
Gain on Golden Peanut revaluation (d)	-	-	-	(0.07)
Gain on interest rate swaps (e)	-	(0.01)	-	(0.03)
Start-up costs (f)	-	0.02	-	0.07
Adjust quarterly effective tax rate to fiscal year average (g)	-	(0.06)	-	(0.20)
Early debt remarketing dilution impact (h)	-	0.04	-	0.04
Sub-total adjustments	0.18	0.03	0.46	0.21
Adjusted Earnings Per Share (non-GAAP)	$0.78	$0.89	$1.87	$2.76

(a)	The Company’s pretax changes in its LIFO reserves during the period, tax effected using the Company’s U.S. effective income tax rate.
(b)	The exit costs and asset impairment charges related primarily to the PHA business and global workforce reduction program, tax effected using the applicable U.S., European and South American tax rates.
(c)	The pretax costs incurred to extinguish or modify the Company’s outstanding debt prior to maturity, tax effected using the Company’s U.S effective income tax rate.
(d)
The gain on the revaluation of the Company’s equity interest in Golden Peanut as a result of the acquisition of the remaining 50% interest, tax effected at the Company’s U.S. effective income tax rate.

(e)
The losses or gains on changes in fair value of certain financial instruments that were held as de-designated accounting hedges for long-term debt that was re-marketed in fiscal 2011, tax effected at the Company’s U.S. effective income tax rate.

(f)	The costs incurred related to the Company’s new bioproducts plants included in Corn Processing, tax effected using the Company’s U.S. effective income tax rate.
(g)	The impact to each quarter’s EPS if the fiscal year 2011 final effective income tax rate of 33% were used each quarter.
(h)
The impact of applying the if-converted method of calculating diluted EPS to the 44 million shares issued in Q4 fiscal 2011. The if-converted method assumed that the shares were outstanding at the beginning of the third quarter of fiscal 2011.

Adjusted EPS is ADM’s fully diluted EPS after removal of the effect on Reported EPS of certain specified items as more fully described above. Management believes that Adjusted EPS is a useful measure of ADM’s performance because it provides investors additional information about ADM’s operations allowing better evaluation of ongoing business performance. Adjusted EPS is a non-GAAP financial measure and is not intended to replace or be an alternative to EPS, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts in the tables above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item.